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                                                                  EXHIBIT 10.31


                           FORM OF INDEMNITY AGREEMENT

         THIS AGREEMENT made as of January 20, 2006, by and between Pinnacle Airlines Corp., a Delaware corporation with executive offices located at 1689 Nonconnah Blvd., Suite 111, Memphis, TN 38132 ("PNCL") and
______________________, a Director or Officer of PNCL ("Indemnitee").

         WHEREAS,

         A. PNCL is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and indemnification due to increased exposure to litigation costs and risks resulting from their service to such corporations, particularly after adoption by Congress of the Sarbanes-Oxley Act of 2002, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

         B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

         C. Plaintiffs often seek damages in such large amounts and the costs of litigation may be so substantial (whether or not the case is meritorious), that the costs of defense and/or settlement of such litigation is often beyond the personal resources of officers and directors;

         D. PNCL believes that it is unfair for its directors and officers and the directors and officers of its subsidiaries to assume the risk of large judgments and other expense that may be incurred in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;

         E. PNCL recognizes that the issues in controversy in litigation against a director or officer of a corporation such as PNCL or a subsidiary of PNCL are often related to the knowledge, motives and intent of such director or officer, that he or she is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters and that the long period of time which usually elapses before the trial or other disposition of which litigation often extends beyond the time that the director or officer can reasonably recall such matters; and may extend beyond the normal time for retirement or in the event of his or her death, his or her spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director or officer from serving in that position;

         F. Based upon their experience as business managers, the Board of PNCL (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of PNCL and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of PNCL and its subsidiaries, it is necessary and in the bests interests of PNCL's stockholders for PNCL to contractually indemnify its officers and directors


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and the officers and directors of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such officers and directors in connection with their service to PNCL and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to PNCL and its subsidiaries and PNCL's stockholders;

         G. Section 145 of the General Corporation Law of Delaware, under which PNCL is organized ("Section 145"), empowers PNCL to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of PNCL, as directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

         H. The Board, after reasonable investigation prior to the date hereof, has determined that the liability insurance coverage available to PNCL and its subsidiaries as of the date hereof is inadequate alone. The Board believes, therefore, that the interest of PNCL's stockholders would best be served by a combination of such insurance as PNCL may obtain pursuant to PNCL's obligations hereunder, and the indemnification by PNCL of the directors and officers of PNCL and its subsidiaries pursuant to its Certificate of Incorporation and contractually hereunder;

         I. PNCL desires and has requested Indemnitee to serve or continue to serve as a director or officer of PNCL and/or the subsidiaries of PNCL free from undue concern for claims for damages arising out of or related to such services to PNCL and/or a subsidiary of PNCL; and

         J. Indemnitee is willing to serve, or to continue to serve, PNCL and/or the subsidiaries of PNCL, provided that he or she is furnished the indemnity provided for herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. DEFINITIONS.

                  (a) Agent. For the purposes of this Agreement, "agent" of PNCL means any person who is or was a director, officer, employee or other agent of PNCL or a subsidiary of PNCL; or is or was serving at the request of, for the convenience of or to represent the interest of PNCL or a subsidiary of PNCL as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise.

                  (b) Expenses. For purposes of this Agreement, "expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, and other out-of-pocket costs) actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement,
Section 145 or otherwise; provided, however, that expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a proceeding, unless otherwise provided herein.

                  (c) Proceeding. For the purposes of this Agreement, "proceeding" means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative,


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investigative or any other type whatsoever, which may be subject to indemnification covered by this Agreement.

                  (d) Subsidiary. For purposes of this Agreement, "subsidiary" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by PNCL, by PNCL and one or more other subsidiaries, or by one or more other subsidiaries.

         2. AGREEMENT TO SERVE.

Indemnitee agrees to serve and/or continue to serve as an agent of PNCL, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of PNCL, so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of PNCL or any subsidiary of PNCL or until such time as he or she tenders his resignation in writing or he or she is removed from such position; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by Indemnitee.

         3. MAINTENANCE OF LIABILITY INSURANCE.

                  (a) PNCL hereby covenants and agrees that, so long as Indemnitee shall continue to serve as an agent of PNCL and thereafter so long as Indemnitee shall be subject to any possible proceeding by reason of the fact that Indemnitee was an agent of PNCL, PNCL, subject to Section 3(b), shall use reasonable efforts to obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers, and to the extent that that PNCL maintains any D&O Insurance, Indemnitee shall be covered by such policy or policies, in accordance with the terms thereof, to the maximum extent of the coverage available for any PNCL director or officer under such policy or policies.

                  (b) Notwithstanding the foregoing, PNCL shall have no obligation to obtain or maintain D&O Insurance if PNCL determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage is so limited and/or reduced by exclusions so as to provide an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a subsidiary of PNCL.

         4. MANDATORY INDEMNIFICATION.

                  (a) If Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was an agent of PNCL, or by reason of anything done or not done by him or her in any such capacity, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of PNCL, then PNCL shall indemnify Indemnitee against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by him or her in connection with the investigation, defense, settlement or appeal of such proceeding, as follows:

                           (i) Third Party Actions. In any proceeding other than
an action in the right of PNCL (but with respect to any criminal action or proceeding, only if he or she also had no reasonable cause to believe his or her conduct was unlawful); and


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                           (ii) Derivative Actions. In any proceeding by or in
the right of PNCL to procure a judgment in its favor; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to PNCL after the time for an appeal has expired by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of his or her duty to PNCL unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper; and

                           (iii) Actions Where Indemnitee is Deceased. In any
proceeding, and prior to, during the pendency or after completion of such proceeding Indemnitee is deceased, except as provided in Sections 3(b) and 12.

                  (b) Exception for Amounts Covered by Insurance.
Notwithstanding the foregoing, PNCL shall not be obligated to indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fees, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee or to others on behalf of Indemnitee under D&O Insurance.

                  (c) Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her corporate status as an agent of PNCL, a witness in any proceeding to which Indemnitee is not a party, he shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf in connection therewith.

                  (d) Change of Law. Subject to the further provisions of this Agreement, if Section 145 of the Delaware General Corporation Law, or any successor statute, is hereafter amended (the "Amended Statute") in a manner that expands the authority of PNCL to indemnify or advance expenses to Indemnitee, this Agreement shall thereupon be deemed modified to provide for indemnification of and advance of expenses to Indemnitee to the fullest extent not prohibited by the Amended Statute.

         5. PARTIAL INDEMNIFICATION.

If Indemnitee is entitled under any provision of this Agreement to indemnification by PNCL for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by him or her in the investigation, defense, settlement or appeal of a proceeding, but is not entitled to indemnification for all of the total amount thereof, then PNCL shall nevertheless indemnify Indemnitee for such portion of the total amount to which Indemnitee is entitled, but not as to the portion thereof to which Indemnitee is not entitled.

         6. MANDATORY ADVANCEMENT OF EXPENSES.

Except as otherwise limited or prohibited by applicable law, PNCL shall advance all reasonable expenses incurred by or on behalf of Indemnitee in connection with any proceeding within 20


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days after the receipt by PNCL of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall contain reasonable documentation evidencing the expenses incurred by Indemnitee and may designate that payment be made to another person on Indemnitee's behalf. In connection with any such payment, advance or reimbursement, Indemnitee undertakes and agrees to repay any amounts paid, advanced or reimbursed by PNCL in respect of expenses relating to, arising out of or resulting from any proceeding in respect of which it shall have been determined, following the final disposition of such proceeding and in accordance with Section 8, that the Indemnitee is not entitled to indemnification hereunder; it being understood and agreed that the foregoing shall satisfy any requirement that Indemnitee provide PNCL with an undertaking to repay any advancement of expenses prior to the payment, advancement or reimbursement thereof by PNCL.


         7. NOTICE AND OTHER INDEMNIFICATION PROCEDURES.

                  (a) Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give PNCL notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this agreement, provided however, that a delay in giving such notice shall not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, such delay is materially prejudicial to the defense of such claim. The omission to notify PNCL will not relieve PNCL from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement. The Secretary of PNCL shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

                  (b) If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, PNCL has D&O Insurance in effect, PNCL shall give prompt notice of the commencement of such proceeding to the insurers and/or their agent(s) in accordance with the various procedures set forth in the respective policies. PNCL shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

                  (c) If PNCL shall be obligated to advance the expenses for any proceeding against Indemnitee, then PNCL, as appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnity of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by PNCL, PNCL will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his or her counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by PNCL, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between PNCL and Indemnitee in the conduct of any such defense or (C) PNCL shall not, in fact, have employed counsel to
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assume the defense of such proceeding, then (after written notice to PNCL by
Indemnitee) the fees and expense of Indemnitee's counsel shall be at the expense of PNCL.

         8. DETERMINATION OF RIGHT TO INDEMNIFICATION.

                  (a) To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any proceeding or any portion thereof or in defense of any issue or matter therein, including, without limitation, dismissal with or without prejudice, Indemnitee shall be indemnified against all expenses (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) relating to, arising out of or resulting from such proceeding or portion thereof or issue or matter therein in accordance with Section 4 and no Standard of Conduct Determination (as defined below in Section 8(b)) shall be required.

                  (b) To the extent that the provisions of Section 8(a) are inapplicable to a proceeding that shall have been finally disposed of and there has been no Change of Control pursuant to Section 8(f), any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition precedent to indemnification of Indemnitee hereunder against expenses (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) relating to, arising out of or resulting from such proceeding (a "Standard of Conduct Determination") shall be made, at the election of Indemnitee, either (i) by a majority vote of directors of PNCL who are not and were not a party to the proceeding in respect of which indemnification is sought by Indemnitee ("Disinterested Directors"), even if less than a quorum of the Board or, if such Disinterested Directors so direct, by a majority vote of a committee of Disinterested Directors designated by a majority vote of all Disinterested Directors, (ii) by Independent Counsel (as defined below in
Section 8(f)) in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee, or (iii) by a panel of three arbitrators, one of whom is selected by Indemnitee, another of whom is selected by PNCL and the last of whom is selected by the first two arbitrators so selected. Indemnitee will cooperate with the person or persons making such Standard of Conduct Determination, including providing to such person or persons, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. PNCL shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within 20 business days of such request, any and all reasonable costs, expenses and other amounts (including attorneys' and experts' fees and expenses) paid or payable by Indemnitee in so cooperating with the person or persons making such Standard of Conduct Determination.

                  (c) PNCL shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 8(b) to be made as promptly as practicable. If (i) the person or persons empowered or selected under Section 8 to make the Standard of Conduct Determination shall not have made a determination within 30 days after the later of (A) receipt by PNCL of written notice from Indemnitee advising PNCL of the final disposition of the applicable proceeding and (B) receipt by PNCL of written notice from Indemnitee notifying PNCL of Indemnitee's choice of forum pursuant to Section 8(b) (the later of the events specified in clause (A) and clause (B) being the "Notification Date") and (ii) Indemnitee shall have fulfilled its obligations set forth in the second sentence of Section 8(b), then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, in good faith by the


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person or persons making such Standard of Conduct Determination if (s)he/they require such additional time for the obtaining or evaluation of documentation and/or information relating to such determination.

                  (d) If Indemnitee shall be entitled to indemnification hereunder against any expenses under circumstances where (i) no determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law is a legally required condition precedent to indemnification of Indemnitee hereunder against such expenses, or (ii) Indemnitee has been determined or deemed pursuant to Section 8(b) or (c) to have satisfied any applicable standard of conduct under Delaware law which is a legally required condition precedent to indemnification of Indemnitee hereunder against such expenses, then PNCL shall pay such expenses to Indemnitee within 20 business days after the later of (x) the Notification Date in respect of the proceeding or portion thereof to which such expenses are related, out of which such expenses arose or from which such expenses resulted and (y) the earliest date on which the applicable criterion specified in clause (i) or (ii) above shall have been satisfied.

                  (e) If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 8(b), then the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to PNCL advising it of the identity of the Independent Counsel so selected. PNCL may, within five business days after receiving written notice of selection from Indemnitee, deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of "Independent Counsel" in Section 8(f), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) Indemnitee may, at its option, select an alternative Independent Counsel and give written notice to PNCL advising PNCL of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 8(e) to make the Standard of Conduct Determination shall have been selected within 30 days after Indemnitee gives its initial notice pursuant to the first sentence of this Section 8(e) or PNCL gives its initial notice pursuant to the second sentence of this Section 8(e), as the case may be, either PNCL or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by PNCL or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, PNCL shall pay all of the reasonable fees and expenses of, and all other reasonable fees and expenses paid or payable by, the Independent Counsel in connection with the Independent Counsel's determination pursuant to Section 8(b), including in connection with any challenge thereto or defense thereof, and PNCL shall fully indemnify and hold harmless such counsel against any and all reasonable expenses (including attorney's fees),


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claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

                  (f) PNCL agrees that if there is a Change in Control (as defined in Attachment "A" hereto) of PNCL, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and advances of any expenses under this Agreement or any other agreement or PNCL by-law now or hereafter in effect relating to proceedings, PNCL shall seek legal advice only from Independent Counsel (as defined in Attachment "A" hereto) selected by Indemnitee and approved by PNCL (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to PNCL and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. In all events, PNCL shall pay all of the reasonable fees and expenses of, and all other reasonable fees and expenses paid or payable by, the Independent Counsel referred to in this Section 8(f) in connection with the foregoing, including in connection with any challenge to or defense of any action or decision of such Independent Counsel, and PNCL shall fully indemnify and hold harmless such counsel against any and all reasonable expenses (including attorney's fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

         9. RELIANCE AS SAFE HARBOR; ACTIONS OF OTHERS.

                  (a) For purposes of any Standard of Conduct Determination, the Indemnitee shall be deemed to have met the requisite standard of conduct if Indemnitee's action is based on the records or books of account of PNCL, including financial statements, or on information supplied to Indemnitee by the officers of PNCL in the course of their duties, (provided, if Indemnitee is an officer, then Indemnitee shall not be entitled to rely upon such data furnished in the course of their duties by officers who report directly to Indemnitee) or on the advice of legal counsel for PNCL or on information or records given or reports made to PNCL by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by PNCL. The provisions of this Section 9 shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

                  (b) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of PNCL shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.


         10. LIMITATION OF ACTIONS AND RELEASE OF CLAIMS.

No proceeding shall be brought and no cause of action shall be asserted by or on behalf of PNCL or any subsidiary against Indemnitee, his or her spouse, heirs, estate, executors or administrators after the expiration of one year from the act or omission of Indemnitee upon which such proceeding is based; however, in a case where Indemnitee fraudulently conceals the facts underlying such cause of action, no proceeding shall be brought and no cause of action shall be asserted after the expiration of one year from the earlier of (i) the date PNCL or any subsidiary of PNCL discovers such facts, or (ii) the date PNCL or any subsidiary of PNCL could have discovered such facts by the exercise of reasonable diligence. Any claim or cause of action of PNCL or any subsidiary of PNCL, including claims predicated upon the negligent act or


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omission of Indemnitee, shall be extinguished and deemed released unless asserted by filing of a legal action within such period. This Section 9 shall not apply to any cause of action which has accrued on the date hereof and of which Indemnitee is aware on the date hereof, but as to which PNCL has no actual knowledge apart from Indemnitee's knowledge.

         11. PRESUMPTION OF ENTITLEMENT.

In making any Standard of Conduct Determination or other determination relating to this Agreement, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct or otherwise is entitled to the treatment hereunder requested by Indemnitee, and PNCL shall have the burden of proof to overcome such presumption and shall satisfy such burden of proof (and the person or persons making such determination shall be entitled to reach a conclusion contrary to such presumption) only if PNCL adduces clear and convincing evidence to the contrary.

         12. EXCEPTIONS.

Notwithstanding any other provision herein to the contrary, PNCL shall not be obligated, pursuant to the terms of this Agreement:

                  (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under
Section 145, but such indemnification or advancement of expenses may be provided by PNCL in specific cases if the Board finds it to be appropriate; or

                  (b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

                  (c) Unauthorized Settlements. To indemnify Indemnitee under this Agreement for any amounts paid in settlement of a proceeding unless PNCL consents to such settlement; or

                  (d) Claims by PNCL for Willful Misconduct. To indemnify or advance expenses to Indemnitee under this Agreement for any expenses incurred by Indemnitee with respect to any proceeding or claim brought by PNCL against Indemnitee for willful misconduct, unless a court of competent jurisdiction determines that each of such claims by PNCL was not made in good faith or was frivolous; or

                  (e) Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of PNCL securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or

                  (f) Willful Misconduct. To indemnify Indemnitee on account of Indemnitee's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct; or


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                  (g) Unlawful Indemnification. To indemnify Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; or

                  (h) Forfeiture of Certain Bonuses and Profits. To indemnify Indemnitee for the payment of amounts required to be reimbursed to PNCL pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, as amended, or any similar successor statute.

         13. REMEDIES OF INDEMNITEE.

                  (a) In the event that (i) a determination is made pursuant to
Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of expenses is not timely made pursuant to Section 6 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) or (f) of this Agreement within 30 days after receipt by PNCL of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 6 or the last sentence of Section 8(b) of this Agreement within 20 days after receipt by PNCL of a written request therefore, or (v) payment of indemnification pursuant to Sections 4 or 5 of this Agreement is not made within the time set forth in Section 8(d), Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. PNCL shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

                  (b) In the event that a determination shall have been made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13 PNCL shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of expenses, as the case may be.

                  (c) If a determination shall have been made pursuant to
Section 8 of this Agreement that Indemnitee is entitled to indemnification, PNCL shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

                  (d) PNCL shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that PNCL is bound by all the provisions of this Agreement. PNCL shall indemnify Indemnitee against any and all expenses and, if requested by Indemnitee, shall (within ten days after receipt by PNCL of a written request therefore) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of expenses from PNCL under this Agreement or under any directors' and officers' liability insurance policies maintained by PNCL, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery, as the case may be.

         14. NONEXCLUSIVITY.

The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, PNCL's Certificate of Incorporation or Bylaws, the vote of PNCL's stockholders or disinterested directors, other agreements, or otherwise, both as to actions in his or her official capacity and to actions in another capacity while occupying his or her position as an agent of PNCL. Indemnitee's rights hereunder shall continue after Indemnitee has ceased acting as an agent of PNCL, subject to Section 21.

         15. INTERPRETATION OF AGREEMENT.

It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

         16. SEVERABILITY.

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 4 hereof.

         17. MODIFICATION AND WAIVER.

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         18. NOTICE.

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date:

                  (a) If to Indemnitee, to the address at his signature.

                  (b) If to PNCL, to:

                  Pinnacle Airlines Corp.
                  Attn: General Counsel

                  1689 Nonconnah Boulevard
                  Suite 111
                  Memphis, TN 38132

Addresses may be subsequently modified by written notice.

         19. GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. PNCL and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.


         20. SPECIFIC PERFORMANCE.

PNCL and Indemnitee recognize that if any provision of this Agreement is violated by PNCL, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect it to pursue.

         21. EFFECTIVENESS OF AGREEMENT; DURATION.

This Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee, or other agent of PNCL, or was serving at the request of PNCL as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise at the time such act or omission occurred. This Agreement shall terminate upon the later of: (a) ten years after the Indemnitee has ceased to be an agent of PNCL; and (b) the final termination of all then-pending or threatened proceedings to which the Indemnitee may be subject. The indemnification provided under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a director or officer of the Company. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and his spouse, assigns, heirs, devises, executors, administrators or other legal representatives.

         22. CONTRIBUTION.

To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, PNCL, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such proceeding in order to reflect (i) the relative benefits received by PNCL and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such proceeding; and/or (ii) the relative fault of PNCL (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

         23. SUBROGATION.

In the event of payment to Indemnitee under this Agreement, PNCL shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable PNCL effectively to bring suit to enforce such rights.

         EXECUTED as of the date first above written.


                                        PINNACLE AIRLINES CORP.



                                        By:
                                                 ------------------------------
                                        Name:
                                                 ------------------------------
                                        Title:
                                                 ------------------------------
                                        Date:
                                                 ------------------------------



                                        ---------------------------------------

                                        Name of Indemnitee:
                                                            -------------------

                                        Date:
                                              ---------------------------------

                                        Address:

                                        ---------------------------------------

                                        ---------------------------------------

                                  ATTACHMENT A

                        DEFINITION OF "CHANGE IN CONTROL"

"Change in Control" means the occurrence after the date of this Agreement of any of the following events: (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person"), is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the then outstanding Voting Stock; provided, however, that the following events shall not constitute or result in a Change in Control: (A) any acquisition of Voting Stock directly from PNCL, (B) any acquisition of Voting Stock by PNCL, (C) any acquisition of Voting Stock by any employee benefit plan (or related trust, or any trustee or other fiduciary thereof in such capacity) sponsored or maintained by PNCL or any Subsidiary or (D) any acquisition of Voting Stock by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section (iii) below; or (ii) during any two-year period, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PNCL's stockholders, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of PNCL in which such person is named as a nominee for director, without objection of PNCL, to such nomination) shall be considered as though such individual were an Incumbent Director, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets, of PNCL (a "Business Combination"), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of PNCL immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns PNCL or all or substantially all of PNCL's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock of PNCL, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust, or any trustee or other fiduciary thereof in such capacity) sponsored or maintained by PNCL, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, voting securities representing 15% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination except to the extent such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or (iv) approval by the stockholders of

PNCL of a plan of complete liquidation or dissolution of PNCL, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section
(iii) above. For purposes of this Section, the following terms shall have the following meanings:

         (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         (ii) "Subsidiary" means an entity in which PNCL directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

         (iii) "Voting Stock" means securities entitled to vote generally in the election of directors.

         (iv) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) PNCL or Indemnitee in any matter material to either such party (other than with respect to matters concerning other indemnitees under similar [i.e., non-Pinnacle] indemnification agreements) or (ii) any other party to the proceeding giving rise to indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either PNCL or Indemnitee in an action to determine Indemnitee's rights under this Agreement.